Exhibit 99.5

       (Text of graph posted to Ashland Inc.'s website concerning Ashland
                     Specialty Chemical Company's revenue)

                 ASCC Revenue - Net Monthly Sales ($, Millions)

                                 2000         2001        2002        2003     2004
                                 ----         ----       -----       -----     ----
              January            84.9         81.6        80.4        85.9     92.4
              February           89.9         81.4        88.4        94.5    110.3
              March              99.2         88.3        85.5        98.2    115.4
              April              90.4         85.1        97.0       103.0    118.4
              May                93.6         87.7        97.1       100.5    112.6
              June               95.2         99.5        95.9       104.8    123.2
              July               85.5         91.4        92.7       100.0
              August             94.2         92.4        97.4       106.1
              September          88.9         88.2        95.0        93.8
              October            91.0         96.3       101.8       112.0
              November           87.1         88.4        92.6        99.4
              December           81.6         79.8        88.7        99.9

             ASCC - 12 Month Net Sales Rolling Average ($, Millions)

                                 2000         2001        2002        2003      2004
                                 ----         ----        ----        ----     -----
              January            91.4         89.9        88.2        93.2     100.4
              February           91.7         89.1        88.8        93.7     101.7
              March              91.9         88.2        88.6        94.7     103.1
              April              91.5         87.8        89.6        95.2     104.4
              May                91.9         87.3        90.4        95.5     105.4
              June               92.1         87.7        90.1        96.3     107.0
              July               91.7         88.2        90.2        96.9
              August             91.3         88.0        90.6        97.6
              September          91.0         87.9        91.2        97.5
              October            91.0         88.4        91.6        98.3
              November           90.7         88.5        92.0        98.9
              December           90.1         88.3        92.7        99.8